Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for Three and Nine Months Ended July 31, 2021

STATEN ISLAND, New York – September 13, 2021. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the three and nine months ended July 31, 2021:

Net sales Net sales totaled $13,634,313 for the three months ended July 31, 2021, a decrease of $3,709,696, or 21.3%, from $17,344,009 for the three months ended July 31, 2020. Net sales totaled $56,725,386 for the nine months ended July 31, 2020, a decrease of $9,219,197, or 14%, from $65,944,583 for the nine months ended July 31, 2019. The decrease in net sales was due to a 35% decline in cases shipped from the Company’s largest production facility in Colorado, $2,500,000 decrease in sales from the Company’s Generations/Steep N Brew subsidiary, a decline in sales of green coffee during the first half of the year as many customers remained closed or impaired by continued COVID-19 restrictions.

Cost of sales Cost of sales for the three months ended July 31, 2021 was $10,708,461, or 78.5% of net sales, as compared to $13,517,482, or 77.9% of net sales, for the three months July 31, 2020. Cost of sales for the nine months ended July 31, 2021 was $35,061,947, or 75.8% of net sales, as compared to $45,287,198, or 79.8% of net sales, for the nine months July 31, 2020. The decrease in cost of sales was due to the Company’s decreased sales partially offset by higher packaging costs due to increases in materials, most notably steel for cans.

Gross profit Gross profit for the three months ended July 31, 2021 amounted to $2,925,852 or 21.5% of net sales, as compared to $3,826,527 or 22.1% of net sales, for the three months ended July 31, 2020. Gross profit for the nine months ended July 31, 2021 amounted to $11,174,761 or 24.2% of net sales, as compared to $11,438,188 or 20.2% of net sales, for the nine months ended July 31, 2020. The decrease in gross profit percentage during the first three months was attributable to decreased margins on roasted and branded products due to higher packaging and green coffee costs. The increase in gross profit percentage during the first nine months was attributable to increased margins on roasted and branded products and green coffee sales in the last quarter.

Total operating expenses Total operating expenses decreased by $12,918 to $3,239,317 for the three months ended July 31, 2021 from $3,252,235 for the three months ended July 31, 2020. Total operating expenses decreased by $662,947 to $9,867,700 for the nine months ended July 31, 2021 from $10,530,647 for the nine months ended July 31, 2020. The Company’s efforts to control costs through the elimination of redundancy in its operations and the elimination of certain unnecessary variable costs were the primary reasons for this decrease. These efforts were partially offset by the continued increase in freight costs as the cost of truckload and “LTL” (less than full truckloads) deliveries to the Company’s largest wholesale customers was up approximately 20% year over year.

Net Income We had a net loss of $127,051 or $0.02 per share basic and diluted, for the three months ended July 31, 2021 compared to net income of $391,324, or $0.07 per share basic and diluted for the three months ended July 31, 2020. We had net income of $907,305 or $0.16 per share basic and diluted, for the nine months ended July 31, 2021 compared to net income of $289,994, or $0.05 per share basic and diluted for the nine months ended July 31, 2020. The increase in net income was due primarily to the reasons described above. The net loss for the three months was driven primarily by losses out of the Company’s Generations subsidiary along with the non-cash cost of its stock option program.

“Although we are disappointed with the results of the last three months, we believe we are extremely well positioned entering the fourth quarter to achieve stronger results. Our sales for the third quarter were consistent with other companies during this timeframe as supermarkets continued to wind down inventory levels which were ramped up over the last year due to COVID-19 and supply chain concerns,” stated Andrew Gordon, President and CEO of Coffee Holding Company. “Thus, over the last three months our largest production facility in Colorado operated at less than 50% of last year’s third quarter production levels. In addition, our Steep N Brew reorganization has now finally been completed, but sales for the quarter were $1.4 million below last year’s level. Our loss of $0.02 per share was primarily the result of increased costs associated with the Steep N Brew reorganization as well as the non-cash costs related to stock option expense of approximately $190,000 for the quarter. EBITDA for the quarter was approximately $144,000 and for the nine month period was $2,449,000,” continued Mr. Gordon.

“Looking forward into the fourth quarter of 2021, we believe the rally in the coffee market, which began at the end of the third quarter and too late to have a significant impact on our third quarter results, will be a major tailwind for our sales of green coffee in the fourth quarter as well as for sales in fiscal 2022. Coffee prices are currently trading at six year highs and could potentially face additional upside risk, especially if the upcoming rainy season in Brazil does not materialize in a normal fashion,” stated Mr. Gordon. “In addition, we expect the price increases which we initiated to our wholesale and retail customers will begin taking effect during this fourth quarter and should have a positive impact on our performance. In addition, we believe sales from our CBD coffee items may begin to have a positive impact in the fourth quarter as we have begun fulfilling orders online and have also begun presentations of these items to some of our largest wholesale and retail customers where state regulations allow these products to be sold,” continued Mr. Gordon.

“With the manufacturing transition at Steep N Brew now complete, along with the savings and depreciation benefits we expect to receive from the purchase of our factory in Colorado during the quarter, we believe the savings from these initiatives will have a positive impact on our operating results in the fourth quarter of 2021. We believe due to the above factors, we expect to be in position to dividend out 33% of our net profits to our existing shareholders. We believe we have turned the corner as a company and look forward to reporting positive results in the future,” concluded Mr. Gordon.

About Coffee Holding

Founded in 1971, Coffee Holding Co., Inc. (NASDAQ: JVA) is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding’s product offerings consist of eight proprietary brands each targeting a different segment of the consumer coffee market as well as roasting and blending coffees for major wholesalers and retailers throughout the United States who want to have products under their own names to compete with national brands. In addition to selling roasted coffee, Coffee Holding Co., Inc. also imports green coffee beans from around the world which it resells to smaller regional roasters and coffee shops around the United States and Canada. Lastly, Coffee Holding Co., Inc. has begun selling tabletop coffee roasters for home and business use as well as a new line of CBD infused coffee products.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the revenue growth and the Company’s outlook on the launch of CBD-infused coffee and functional beverages. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2021	October 31, 2020
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$4,511,420	$2,875,120
Accounts receivable, net of allowances of $144,000 for 2021 and 2020	6,251,973	7,408,905
Inventories	16,352,525	17,102,993
Prepaid expenses and other current assets	830,101	490,246
Prepaid and refundable income taxes	52,708	145,305
TOTAL CURRENT ASSETS	27,998,727	28,022,569

Buildings, machinery and equipment, at cost, net of accumulated depreciation of $8,068,230 and $7,610,864 for 2021 and 2020, respectively	3,231,186	2,197,319
Customer list and relationships, net of accumulated amortization of $226,443 and $194,379 for 2021 and 2020, respectively	458,557	490,621
Trademarks and tradenames	1,488,000	1,488,000
Non-compete, net of accumulated amortization of $64,350 and $49,500 for 2021 and 2020, respectively	34,650	49,500
Goodwill	2,488,785	2,488,785
Equity method investments	554,036	561,405
Deferred income tax asset	765,576	782,175
Right of use asset	1,615,418	2,114,228
Deposits and other assets	441,688	285,548
TOTAL ASSETS	$39,076,623	$38,480,150

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,084,170	$3,036,097
Line of credit – current portion	2,500,000	-
Lease liability – current portion	406,876	484,163
Note payable – current portion	4,200	5,075
Due to broker	136,756	452,325
Income taxes payable	293,665	5,371
TOTAL CURRENT LIABILITIES	7,425,667	3,983,031

Deferred income tax liabilities	870,832	882,582
Line of credit net of current portion	-	3,796,822
Lease liability net of current portion	1,313,246	1,780,306
Note payable net of current portion	14,384	17,292
Deferred compensation payable	304,335	276,548
TOTAL LIABILITIES	9,928,464	10,736,581
Commitments and Contingencies (see Note 8)
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,633,930 shares issued for 2021 and 2020; 5,708,599 shares outstanding for 2021 and 2020	6,634	6,634
Additional paid-in capital	18,499,029	17,929,724
Retained earnings	14,123,173	13,215,868
Less: Treasury stock, 925,331 common shares, at cost for 2021 and 2020	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. stockholders’ equity	27,995,276	26,518,666
Non-controlling interest	1,152,883	1,224,903
TOTAL STOCKHOLDERS’ EQUITY	29,148,159	27,743,569
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,076,623	$38,480,150

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE AND THREE MONTHS ENDED JULY 31, 2021 AND 2020

(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2021	2020	2021	2020
NET SALES	$46,236,708	$56,725,386	$13,634,313	$17,344,009

COST OF SALES	35,061,947	45,287,198	10,708,461	13,517,482

GROSS PROFIT	11,174,761	11,438,188	2,925,852	3,826,527

OPERATING EXPENSES:
Selling and administrative	9,407,199	10,032,993	3,085,679	3,081,985
Officers’ salaries	460,501	497,654	153,638	170,250
TOTAL	9,867,700	10,530,647	3,239,317	3,252,235

INCOME (LOSS) FROM OPERATIONS	1,307,061	907,541	(313,465)	574,292

OTHER INCOME (EXPENSE)
Interest income	3,629	2,944	2,700	247
Loss from equity method investment	(7,369)	(4,539)	(3,454)	(1,547)
Interest expense	(48,710)	(150,742)	(5,202)	(45,283)
TOTAL	(52,450)	(152,337)	(5,956)	(46,583)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	1,254,611	755,204	(319,421)	527,709

Provision for (benefit) from income taxes	419,326	250,804	(91,003)	161,454

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	835,285	504,400	(228,418)	366,255
Less: Net (income) loss attributable to the non-controlling interest	72,020	(214,406)	101,367	25,069

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$907,305	$289,994	$(127,051)	$391,324

Basic and diluted earnings (loss) per share	$0.16	$0.05	$(0.02)	$0.07

Weighted average common shares outstanding:
Basic and diluted	5,708,599	5,569,349	5,708,599	5,569,349

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED JULY 31, 2021 AND 2020

(Unaudited)

	2021	2020
OPERATING ACTIVITIES:

Net income	$835,285	$504,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	504,280	564,843
Stock-based compensation	569,305	678,709
Unrealized (gain) loss on commodities	(315,569)	(355,079)
Loss on equity method investments	7,369	4,539
Amortization of right of use asset	321,921	325,140
Deferred income taxes	4,849	73,473
Changes in operating assets and liabilities:
Accounts receivable	1,156,932	2,587,601
Inventories	750,468	299,249
Prepaid expenses and other current assets	(339,855)	(120,563)
Prepaid and refundable income taxes	92,597	154,158
Accounts payable and accrued expenses	1,048,073	(1,437,428)
Deposits and other assets	(128,353)	-
Change in lease liability	(367,458)	(357,286)
Income taxes payable	288,294	217
Net cash provided by operating activities	4,428,138	2,921,973

INVESTING ACTIVITIES:
Purchases of building, machinery and equipment	(1,491,233)	(392,023)
Net cash used in investing activities	(1,491,233)	(392,023)

FINANCING ACTIVITIES:
Advances under bank line of credit	2,515,563	1,141,132
Proceeds from PPP loan	-	634,400
Principal payments on note payable	(3,783)	(3,210)
Principal payments under bank line of credit	(3,812,385)	(4,512,050)
Net cash used in financing activities	(1,300,605)	(2,739,728)

NET INCREASE (DECREASE) IN CASH	1,636,300	(209,778)

CASH, BEGINNING OF PERIOD	2,875,120	2,402,556

CASH, END OF PERIOD	$4,511,420	$2,192,778

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED JULY 31, 2021 AND 2020

(Unaudited)

	2021	2020
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$55,389	$159,484
Income taxes paid	$10,307	$22,956

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Initial recognition of operating lease right of use asset	$65,999	$2,512,022
Initial recognition of operating lease liabilities	$65,999	$2,705,484
Termination of operating lease right of use asset	$242,888	-
Termination of operating lease liability	$242,888	-
Machinery and equipment acquired through financing	$-	$26,807

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

To supplement Coffee Holding’s consolidated financial statements presented in accordance with U.S. GAAP, Coffee Holding uses a non-GAAP measure, Earnings Before Interest, Income taxes (benefits), Depreciation and Amortization adjusted for stock compensation expense (adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Coffee Holding’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

7/31/21

Net Loss	(127,051)

Depreciation & Amortization	166,927

Interest	5,202

Tax	(91,003)

Stock compensation	189,768

Adjusted EBITDA	143,843